Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, each being an officer or director, or both, as the case may be, of Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Jack A. Hockema, Daniel J. Rinkenberger and John M. Donnan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company’s common stock issuable pursuant to the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jack A. Hockema	President, Chief Executive Officer and	November 4, 2010
Jack A. Hockema	Chairman of the Board
(Principal Executive Officer)

/s/ Daniel J. Rinkenberger	Senior Vice President and	November 4, 2010
Daniel J. Rinkenberger	Chief Financial Officer
(Principal Financial Officer)

/s/ Neal West	Vice President, Administration and	November 4, 2010
Neal West	Chief accounting Officer
(Principal Accounting Officer)

/s/ Carolyn Bartholomew	Director	November 4, 2010
Carolyn Bartholomew

/s/ David Foster	Director	November 4, 2010
David Foster

/s/ Teresa A. Hopp	Director	November 3, 2010
Teresa A. Hopp

/s/ Lauralee E. Martin	Director	November 2, 2010
Lauralee E. Martin

/s/ William F. Murdy	Director	November 5, 2010
William F. Murdy

/s/ Alfred E. Osborne, Jr., Ph.D.	Director	November 4, 2010
Alfred E. Osborne, Jr., Ph.D.

/s/ Jack Quinn	Director	November 3, 2010
Jack Quinn

/s/ Thomas M. Van Leeuwen	Director	November 4, 2010
Thomas M. Van Leeuwen

/s/ Brett E. Wilcox	Director	November 1, 2010
Brett E. Wilcox